UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2023

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

81 Executive Blvd. Suite 3
Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	ENZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-1 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 19, 2023, Enzo Biochem, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with each of the purchasers that are parties thereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”) and JGB Collateral, LLC, a Delaware limited liability company, as collateral agent for the Purchasers (the “Agent”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchasers (i) 10% Original Issue Discount Secured Convertible Debentures (the “Debentures”) with an aggregate principal amount of $7,608,696 and (ii) warrants to purchase up to 1,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for an exercise price of $2.31 per share, the average of the three (3) daily volume weighted average prices of the Common Stock as defined in the Purchase Agreement (“VWAP”) prior to the closing date (the “Warrants”), subject to adjustments as set forth in the Warrants, for a total purchase price of $7,000,000. The Purchase Agreement contains customary representations, warranties and covenants. The transactions contemplated by the Purchase Agreement were consummated on May 19, 2023.

Debentures

The Debentures bear interest at a rate of 10% per annum (which interest rate is increased to 18% per annum five days after the occurrence and continuance of an Event of Default (as defined in the Debentures)), have a maturity date of May 20, 2024 and are convertible, at any time after their issuance date at the option of the Purchasers, into shares of Common Stock at a conversion price equal to $3.01 per share (the "Conversion Price"), subject to adjustment as set forth in the Debentures. Following the consummation of the Company’s sale of substantially all of the assets and business of Enzo Clinical Labs, Inc., a wholly-owned subsidiary of the Company, to Laboratory Corporation of American Holdings pursuant to the Asset Purchase Agreement, dated March 16, 2023, and as further described in the Company’s definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 24, 2023 (the “Asset Sale”), the Company shall either, at the option of the Company upon written notice delivered to the Purchasers within three (3) trading days after the consummation of the Asset Sale, (i) prepay $4,000,000 of the outstanding principal amount of the Debentures (to be applied pro rata among the outstanding Debentures based on the relative outstanding principal balance of each Debenture) or (ii) deposit $4,000,000 in cash, as collateral for the Company’s obligations, into a deposit account subject to a deposit account control agreement, among the Company, the depository bank and the Agent and otherwise acceptable to Agent (in its sole absolute discretion) in form and substance.

The Company's obligations under the Debentures may be accelerated, at the Purchasers’ election, upon the occurrence of certain customary events of default. In the event of a default and acceleration of the Company's obligations, the Company would be required to pay the greater of (i) the outstanding principal amount of the Debentures, all accrued and unpaid interest, plus the amount of additional interest that would accrue on such principal through the date of maturity, divided by the conversion price on the date accelerated payment is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower conversion price, multiplied by the VWAP on the date the accelerated payment is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 130% of the outstanding principal amount of the Debentures, plus all accrued and unpaid interest, plus the amount of additional interest that would accrue on such principal through the date of maturity. Such accelerated payment would also include all other amounts, costs, expenses or liquidated damages due under the Debentures. The Debentures contain customary representations, warranties and covenants including among other things and subject to certain exceptions, covenants that restrict the Company from incurring additional indebtedness, creating or permitting liens on assets, amending its charter documents and bylaws, repurchasing or otherwise acquiring more than a de minimis number of its Common Stock or equivalents thereof, repaying outstanding indebtedness, paying dividends or distributions, assigning or selling certain assets, making or holding any investments, and entering into transactions with affiliates.

Security Agreement and Subsidiary Guarantees

In connection with the Purchase Agreement, on May 19, 2023, the Company, certain of the Company’s domestic subsidiaries (“Guarantors”), the Purchasers and the Agent entered into a Security Agreement (the “Security Agreement”), pursuant to which the Company and the Guarantors granted, for the benefit of the Purchasers, to secure the Company’s obligations under the Purchase Agreement and the Debentures, (i) second-priority liens on certain collateral (the “SLR Collateral”) that secures on a first-priority basis the Revolving Loan and Security Agreement between the Company, as borrower, and Gemino Healthcare Finance, LLC d/b/a SLR Healthcare ABL, as lender (the “Credit Facility”), and (ii) first-priority liens on the collateral (the “Non-SLR Collateral” and together with the Non-SLR Collateral, the “Collateral”) that does not secure the Credit Facility, in each case subject to permitted liens described in the Indenture. Upon an event of default under the Security Agreement, subject to the security interests under the Credit Agreement, the Purchasers may, among other things, take possession of the Collateral and enter any premises where the Collateral, or any part thereof, is or may be placed and remove the Collateral. In addition, on May 19, 2023, the Company and all of the Guarantors entered into Subsidiary Guarantees (the “Subsidiary Guarantees”), pursuant to which they guaranteed all of the Company’s obligations under the Purchase Agreement and the Debentures.

Warrants

The Warrants are exercisable for five years from May 19, 2023, at an exercise price of $2.31 per share, which is the average of three (3) daily VWAPs prior to the closing date, subject, with certain exceptions, to adjustments in the event of stock splits, dividends, subsequent dilutive offerings and certain fundamental transactions, as more fully described in the Warrant.

If, at the time a Purchaser exercises its Warrant, there is no effective registration statement available for an issuance of the shares underlying the Warrant to the Purchasers, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon the exercise of the Warrant, the Purchaser may elect to receive upon exercise (either in whole or in part) on a cashless basis the net number of shares of Common Stock determined according to a specified formula (as set forth in the Warrant).

Registration Rights Agreement

In connection with the Purchase Agreement, on May 19, 2023, the Company and the Purchasers entered into a Registration Rights Agreement, pursuant to which the Company is obligated to register the shares of Company Common Stock issuable upon exercise of the Debentures and the Warrants by June 19, 2023 (the “Registration Deadline”). If the Company fails to meet the Registration Deadline or maintain the effectiveness of the Registration Statement for the required effectiveness period, subject to certain permitted exceptions, the Company will be required to pay liquidated damages to the Purchasers. The Company also agreed, among other things, to indemnify the selling holders under the Registration Statement from certain liabilities and to pay all fees and expenses incident to the Company’s performance of or compliance with the Registration Rights Agreement.

The foregoing descriptions of the terms of the Purchase Agreement, Debentures, Security Agreement, Subsidiary Guarantees, Warrants and Registration Rights Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, form of Debenture, Security Agreement, form of Subsidiary Guarantee, form of Warrant and Registration Rights Agreement, which are included as Exhibits 10.1, 4.1, 10.3, 10.4, 4.2 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of A Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item 3.02 related to the issuance of the Debentures and Warrants is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. The issuance of the Debentures and Warrants was exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Name
4.1	Form of Debenture
4.2	Form of Warrant
10.1	Securities Purchase Agreement, dated May 19, 2023, by and among Enzo Biochem, Inc., the purchasers named therein, and JGB Collateral, LLC.
10.2	Registration Rights Agreement, dated May 19, 2023, by and among Enzo Biochem, Inc. and the purchasers named therein.
10.3	Security Agreement, dated May 19, 2023, by and among Enzo Biochem, Inc., each of Enzo Biochem, Inc.’s specified subsidiaries named therein, the purchasers named therein and JGB Collateral, LLC.
10.4	Form of Subsidiary Guarantee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: May 22, 2023	By:	/s/ Hamid Erfanian
Hamid Erfanian
Chief Executive Officer

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